Exhibit 99.1
HireRight Reports First Quarter 2024 Results

Nashville, Tenn. — May 7, 2024 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its first quarter ended March 31, 2024.
First Quarter 2024 Highlights:

•Revenues of $173.2 million, compared to prior year period revenues of $175.4 million
•Net loss attributable to HireRight of $3.3 million, compared to prior year period net loss of $7.9 million
•Adjusted EBITDA of $40.3 million, compared to prior year period Adjusted EBITDA of $33.0 million
•Diluted loss per share of $0.05, compared to prior year period diluted loss per share of $0.10
•Adjusted diluted earnings per share of $0.22, compared to prior year period adjusted diluted earnings of $0.15 per share

“We’re pleased with our performance during the first quarter and our ongoing progress delivering on controllable initiatives focused on margin expansion and customer satisfaction,” said HireRight President and CEO Guy Abramo. "We remain the only provider in the industry that can deliver a compliance solution through a unified global platform, evidenced by our continued success winning new global customers. Regardless of our future ownership structure, we're confident in HireRight’s long-term ability to continue to grow margins, expand upsells and cross sells, and add new logos, expanding our market share and capitalizing on evolving industry dynamics including the changing competitive landscape."

Liquidity and Capital Resources

The Company had $236.0 million of capital available at March 31, 2024, consisting of $77.3 million of cash and $158.7 million of available borrowing capacity under its revolving credit facility. Cash used in operating activities was $9.2 million for the three months ended March 31, 2024, compared to $5.0 million for the same period in 2023, primarily due to the impact of expenses related to the Merger Agreement.

About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2023, we screened over 26 million job applicants, employees and contractors for our customers and processed over 95 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.
Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.
We believe that the presentation of our non-GAAP financial measures provides information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, to the extent that other companies in our industry define similar non-GAAP measures differently than we do, the utility of those measures for comparison purposes may be limited.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) attributable to HireRight Holdings Corporation before income (loss) attributable to noncontrolling interest, interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs or insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) attributable to HireRight Holdings Corporation adjusted for income (loss) attributable to noncontrolling interest, amortization of acquired intangible assets, loss on modification and extinguishment of debt, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs or insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply a blended statutory tax rate. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or to the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share ("EPS"), adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance.
Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.
Factors that could cause actual results to differ from those anticipated by forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; failure to implement successfully our ongoing technology improvement and cost reduction initiatives; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of pandemics or other calamitous events on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 12, 2024, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Media.Relations@HireRight.com

HireRight Holdings Corporation
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2024	2023
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$77,285	$123,416
Accounts receivable, net of allowance for credit losses of $5,182 and $5,422 at March 31, 2024 and December 31, 2023, respectively	131,037	120,724
Prepaid expenses and other current assets	21,472	19,556
Total current assets	229,794	263,696
Property and equipment, net	7,916	6,393
Right-of-use assets, net	5,608	6,150
Intangible assets, net	282,196	297,401
Goodwill	836,568	837,514
Cloud computing software, net	34,450	36,144
Deferred tax assets	83,491	76,736
Other non-current assets	24,887	24,256
Total assets	$1,504,910	$1,548,290
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,769	$9,496
Accrued expenses and other current liabilities	94,194	100,963
Accrued salaries and payroll	20,285	29,392
Debt, current portion	7,500	7,500
Total current liabilities	130,748	147,351
Debt, long-term portion	723,455	726,767
Tax receivable agreement liability, long-term portion	162,669	183,835
Deferred tax liabilities	10,616	10,817
Other non-current liabilities	10,287	10,757
Total liabilities	1,037,775	1,079,527
Commitments and contingent liabilities
Stockholders' equity
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 80,201,053 and 80,199,299 shares issued, and 67,352,961 and 67,351,207 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	80	80
Additional paid-in capital	827,173	823,621
Treasury stock, at cost; 12,848,092 and 12,848,092 shares repurchased at March 31, 2024 and December 31, 2023, respectively	(137,596)	(137,596)
Accumulated deficit	(230,621)	(227,350)
Accumulated other comprehensive loss	(9,225)	(7,587)
Total HireRight Holdings Corporation stockholders' equity	449,811	451,168
Noncontrolling interest	17,324	17,595
Total stockholders’ equity	467,135	468,763
Total liabilities and stockholders’ equity	$1,504,910	$1,548,290

HireRight Holdings Corporation
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2024	2023
	(in thousands, except share and per share data)
Revenues	$173,202	$175,447

Expenses
Cost of services (exclusive of depreciation and amortization below)	91,638	98,451
Selling, general and administrative	54,734	59,726
Depreciation and amortization	19,173	18,417
Total expenses	165,545	176,594
Operating income (loss)	7,657	(1,147)

Other expenses
Interest expense, net	17,726	12,402
Other expense, net	6	306
Total other expenses	17,732	12,708
Loss before income taxes	(10,075)	(13,855)
Income tax benefit	(6,533)	(5,944)
Net loss	$(3,542)	$(7,911)
Less: Net loss attributable to noncontrolling interest	(271)	—
Net loss attributable to HireRight Holdings Corporation	$(3,271)	$(7,911)

Net loss per share attributable to HireRight Holdings Corporation:
Basic	$(0.05)	$(0.10)
Diluted	$(0.05)	$(0.10)
Weighted-average shares outstanding:
Basic	67,351,727	77,285,116
Diluted	67,351,727	77,285,116

HireRight Holdings Corporation
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Cash flows from operating activities
Net loss	$(3,542)	$(7,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,173	18,417
Deferred income taxes	(6,488)	(6,590)
Amortization of debt issuance costs	474	803
Amortization of contract assets	1,314	1,212
Amortization of right-of-use assets	402	2,384
Amortization of unrealized gains on terminated interest rate swap agreements	—	(2,527)
Amortization of cloud computing software costs	1,733	1,571
Stock-based compensation	3,552	3,828
Other non-cash charges, net	(87)	(383)
Changes in operating assets and liabilities:
Accounts receivable	(10,085)	2,838
Prepaid expenses and other current assets	(1,917)	(1,465)
Cloud computing software	(39)	(6,125)
Other non-current assets	(2,043)	(1,893)
Accounts payable	(737)	(1,804)
Accrued expenses and other current liabilities	(475)	(771)
Accrued salaries and payroll	(9,306)	(5,140)
Operating lease liabilities, net	(1,377)	(1,284)
Other non-current liabilities	219	(175)
Net cash used in operating activities	(9,229)	(5,015)
Cash flows from investing activities
Purchases of property and equipment	(2,648)	(693)
Capitalized software development	(2,899)	(2,918)
Other investing	—	(1,000)
Net cash used in investing activities	(5,547)	(4,611)
Cash flows from financing activities
Repayments of debt	(3,750)	(2,088)
Payment of tax receivable agreement liability	(27,169)	—
Repurchases of common stock	—	(24,584)
Net cash used in financing activities	(30,919)	(26,672)
Net decrease in cash, cash equivalents and restricted cash	(45,695)	(36,298)
Effect of exchange rates	(436)	306
Cash, cash equivalents and restricted cash
Beginning of year	123,416	163,402
End of period	$77,285	$127,410
Cash paid for
Interest	$17,467	$15,221
Income taxes	$2,416	$639
Supplemental schedule of non-cash activities
Unpaid property and equipment and capitalized software purchases	$648	$821

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended
	March 31,
	2024	2023
	(in thousands, except percents)
Net loss	$(3,542)	$(7,911)
Loss attributable to noncontrolling interest	271	—
Net loss attributable to HireRight Holdings Corporation	(3,271)	(7,911)
Income tax benefit	(6,533)	(5,944)
Interest expense, net	17,726	12,402
Depreciation and amortization	19,173	18,417
EBITDA	27,095	16,964
Stock-based compensation	3,552	3,828
Realized and unrealized loss on foreign exchange	119	307
Restructuring charges (1)	2,140	9,874
Amortization of cloud computing software costs (2)	1,733	1,571
Other items (3)	5,673	497
Adjusted EBITDA	$40,312	$33,041
Net income (loss) margin attributable to HireRight Holdings Corporation(4)	(1.9)%	(4.5)%
Adjusted EBITDA margin	23.3%	18.8%

(1)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan during the three months ended March 31, 2024 primarily include: (i) $1.0 million of severance and benefits related to impacted employees, (ii) $0.7 million of professional service fees related to the execution of our cost savings initiatives, and (iii) $0.3 million related to the abandonment of certain of our leased facilities. Restructuring charges incurred in connection with the plan during the three months ended March 31, 2023 include: (i) $4.4 million of severance and benefits related to impacted employees, (ii) $4.0 million of professional service fees related to the execution of our cost savings initiatives, and (iii) $1.4 million related to the abandonment of certain of our leased facilities.
(2)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(3)Other items for the three months ended March 31, 2024 consist primarily of (i) professional services fees of $5.3 million related to the pending take-private process, and (ii) $0.4 million of professional services fees not related to core operations. Other items for the three months ended March 31, 2023 consist of professional service fees not related to core operations.
(4)Net income (loss) margin attributable to HireRight represents net income (loss) attributable to HireRight divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Net loss	$(3,542)	$(7,911)
Loss attributable to noncontrolling interest	271	—
Net loss attributable to HireRight Holdings Corporation	(3,271)	(7,911)
Income tax benefit	(6,533)	(5,944)
Amortization of acquired intangible assets	15,883	15,394
Interest expense swap adjustments (1)	—	(2,527)
Interest expense discounts (2)	473	803
Stock-based compensation	3,552	3,828
Realized and unrealized loss on foreign exchange	119	307
Restructuring charges (3)	2,140	9,874
Amortization of cloud computing software costs (4)	1,733	1,571
Other items (5)	5,673	497
Adjusted income before income taxes	19,769	15,892
Adjusted income taxes (6)	5,140	4,132
Adjusted Net Income	$14,629	$11,760

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended
	March 31,
	2024	2023
Diluted net loss per share	$(0.05)	$(0.10)
Loss attributable to noncontrolling interest	—	—
Diluted net loss per share attributable to HireRight Holdings Corporation	(0.05)	(0.10)
Income tax benefit	(0.10)	(0.08)
Amortization of acquired intangible assets	0.24	0.20
Interest expense swap adjustments (1)	—	(0.03)
Interest expense discounts (2)	0.01	0.01
Stock-based compensation	0.05	0.05
Realized and unrealized loss on foreign exchange	—	—
Restructuring charges (3)	0.03	0.13
Amortization of cloud computing software costs (4)	0.03	0.02
Other items (5)	0.09	0.01
Adjusted income before income taxes	0.30	0.21
Adjusted income taxes (6)	(0.08)	(0.06)
Adjusted Diluted Earnings Per Share	$0.22	$0.15

Weighted average number of shares outstanding - diluted	67,351,727	77,285,116

(1)Interest expense swap adjustments consist of amortization of unrealized gains on our terminated interest rate swap agreements, which were recognized through December 2023 as a reduction in interest expense.
(2)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.
(3)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan during the three months ended March 31, 2024 primarily include: (i) $1.0 million of severance and benefits related to impacted employees, (ii) $0.7 million of professional service fees related to the execution of our cost savings initiatives, and (iii) $0.3 million related to the abandonment of certain of our leased facilities. Restructuring charges incurred in connection with the plan during the three months ended March 31, 2023 include: (i) $4.4 million of severance and benefits related to impacted employees, (ii) $4.0 million of professional service fees related to the execution of our cost savings initiatives, and (iii) $1.4 million related to the abandonment of certain of our leased facilities.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(5)Other items for the three months ended March 31, 2024 consist primarily of (i) professional services fees of $5.3 million related to the pending take-private process, and (ii) $0.4 million of professional services fees not related to core operations. Other items for the three months ended March 31, 2023 consist of professional service fees not related to core operations.
(6)Adjusted income taxes are based on the tax laws in the jurisdictions in which the Company operates and exclude the impact of net operating losses and valuation allowances to calculate a non-GAAP blended statutory rate of 26% for the three months ended March 31, 2024 and 2023. Adjusted income taxes for the three months ended March 31, 2023 have been updated to conform to the current year methodology.